AMENDMENT TO
CINCINNATI BELL PENSION PLAN

The Cincinnati Bell Pension Plan (the “Plan”) is hereby amended, effective as of May 1, 2015 and in order to “freeze” benefit under the Plan, in the following respects.
1.    A new Subsection 5.3.12 of the Plan reading as follows is added to the end of Section 5.3 of the Plan.
5.3.12     For purposes of the foregoing subsections of this Section 5.3 and notwithstanding such subsections or any other provision of this Plan, each Grandfathered Participant (as defined in Subsection 5.3.11) shall be deemed to permanently cease to be an Employee no later than May 1, 2015 (even if he or she actually continues to be an Employee after such date). As a result of the immediately preceding sentence, in no event shall any amount be credited under this Section 5.3 as of any date that occurs after May 1, 2015 to the Cash Balance Account of any Participant who is a Grandfathered Participant (as defined in Subsection 5.3.11).
2.    A new Subsection 9.2.6 of the Plan reading as follows is added to the end of Section 9.2 of the Plan.
9.2.6 Notwithstanding any of the foregoing subsections of this Subsection 9.2 or any other provision of this Plan, a Transition Group Participant’s Prior Pension Plan Amount shall be determined as if the Transition Group Participant permanently ceases to be an Employee no later than May 1, 2015 (even if he or she actually continues to be an Employee after such date). In accordance with the immediately preceding sentence, the foregoing provisions of this Section 9.2 when used to determined a Transition Group Participant’s Prior Pension Plan Amount as of any date (for purposes of this subsection 9.2.6, the “subject date”), shall be applied as if the latest date on or prior to the subject date on which the Participant is an Employee were the earlier of (1) the date on which the Transition Group Participant actually ceases to be an Employee or (2) May 1, 2015 (the latest possible date the Participant will be deemed to have ceased to be an Employee under the provisions of the immediately preceding sentence). As a result of the provisions of this Subsection 9.2.6, no Transition Group Participant shall accrue any benefit under this Section 9.2 for any period after May 1, 2015.
IN ORDER TO EFFECT THE FOREGOING PLAN CHANGE, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL, INC
By: /s/ Christopher J. Wilson
Title: Vice President, General Counsel and Secretary
Date: May 1, 2015